Exhibit 10.6

Acknowledgement Agreement

I, Marc A. Sprouse (“Executive”), am a party to an employment agreement with Guaranty Bank & Trust Co. (“Guaranty Bank”) dated as of December 31, 2003 (the “Employment Agreement”).  Guaranty Financial Services, Inc. (“Guaranty Financial”), the holding company of Guaranty Bank, has entered into a merger agreement with First Sentry Bancshares, Inc. (“First Sentry Bancshares”) dated as of August 21, 2008 (the “Merger Agreement”), pursuant to which Guaranty Financial will be merged into First Sentry Bancshares, and thereafter the separate corporate existence of Guaranty Financial will cease.  Under Section 4(f) of the Employment Agreement, following a change in control of Guaranty Financial or Guaranty Bank, I am entitled to receive a continuation of salary and benefits for the longer of the remaining term of the Employment Agreement, or 3 years, provided, however, that pursuant to Section 7.8.2 of the Merger Agreement, such amount is subject to reduction in order to avoid an excess parachute payment under Section 280G of the Internal Revenue Code.  Notwithstanding the previous sentence, no reduction shall be made pursuant to Section 7.8.2 of the Merger Agreement to the extent that the shareholder approval requirements of Treasury Regulation Section 1.280G-1, Q&A: 7, are satisfied with respect to such payments.  The consummation of the transactions contemplated by the Merger Agreement shall be a change in control for purposes of Section 4(f) of the Employment Agreement.  Set forth below is the understanding among Executive, Guaranty Financial, Guaranty Bank, First Sentry Bancshares, and First Sentry Bank with respect to the settlement of the Employment Agreement pursuant to Section 7.8.2 of the Merger Agreement and the remaining obligations of the parties thereto.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement

1.
Pursuant to Section 4(f) of the Employment Agreement and Section 7.8.2 of the Merger Agreement, I understand that the Employment Agreement shall be terminated, effective as of the Effective Time, and a lump sum cash severance payment (the “Payment”) of approximately $499,116 (subject to applicable withholding) shall be distributed to me in a single lump sum payment at the Effective Time.  Notwithstanding the foregoing, I hereby acknowledge and agree that, if the shareholder approval requirements of  Treasury Regulation Section 1.280G-1, Q&A: 7, are not satisfied with respect to the Payment, it shall be reduced by the minimum amount necessary in order to avoid an excess parachute payment under Section 280G of the Internal Revenue Code, and that no other amounts or benefits shall be payable to me under the Employment Agreement.

2.
This Acknowledgement Agreement shall not affect the obligations of Executive under Section 6 of the Employment Agreement relating to his covenant not to compete with Guaranty Financial, Guaranty Bank or First Sentry Bancshares and First Sentry Bank as their successors, which provisions shall survive the termination of the Employment Agreement for a period of three (3) years following the Effective Time of the Merger.

3.
Upon payment in full of the amounts set forth in Section 1 hereof, Executive, for himself and for his heirs, successors and assigns, does hereby release completely and forever discharge Guaranty Financial, Guaranty Bank, First Sentry Bancshares and First Sentry Bank, and their affiliates, directors, officers, successors and assigns, from any further obligation under the Employment Agreement.

[signature page follows]

EXECUTIVE	DATE

/s/ Marc A. Sprouse	August 21, 2008
Marc A. Sprouse

GUARANTY FINANCIAL SERVICES, INC.	DATE

/s/ Marc A. Sprouse	August 21, 2008
By: Marc A. Sprouse
Its: President and CEO

GUARANTY BANK	DATE

/s/ Marc A. Sprouse	August 21, 2008
By: Marc A. Sprouse
Its: President and CEO

FIRST SENTRY BANCSHARES, INC.	DATE

/s/ Geoffrey S. Sheils	August 19, 2008
By: Geoffrey S. Sheils
Its: President and CEO

FIRST SENTRY BANK	DATE

/s/ Geoffrey S. Sheils	August 19, 2008
By: Geoffrey S. Sheils
Its: President and CEO